UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 6, 2026

Core Natural Resources, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38147	82-1954058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
275 Technology Drive, Suite 101
Canonsburg, Pennsylvania 15317-9565
(Address of principal executive offices) (Zip code)
Registrant's telephone number, including area code: (724) 416-8300
Former name or former address, if changed since last report: Not Applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CNR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.
Core Natural Resources, Inc. (the "Company," "we," "us," or "our") issued a press release on August 6, 2026 announcing its 2026 second quarter results. A copy of the press release is attached to this Form 8-K as Exhibit 99.1.
Please refer to our website at www.corenaturalresources.com for additional information regarding the Company. For example, periodically during the quarter, we may provide investor presentations, which would appear on our website in the Investors section.
Item 7.01 Regulation FD Disclosure.
On August 6, 2026, the Company posted an investor presentation to its website, which is furnished as Exhibit 99.2 hereto and is incorporated herein by reference.
The information in this Current Report and the exhibits hereto shall be considered “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933 as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.
The response to Item 2.02 is incorporated herein by reference to this Item 7.01.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
Exhibit 99.1        Press release of Core Natural Resources, Inc. dated August 6, 2026
Exhibit 99.2        Core Natural Resources, Inc. Investor Presentation dated August 6, 2026
Exhibit 104        Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Core Natural Resources, Inc.
(Registrant)
By:	/s/ MITESHKUMAR B. THAKKAR
Miteshkumar B. Thakkar
President and Chief Financial Officer
Dated: August 6, 2026